UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2015

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Gessner, Suite 500, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Earl J. Hesterberg

On May 19, 2015, Group 1 Automotive, Inc. (the “Company”) entered into an Employment Agreement with Earl J. Hesterberg to be effective May 19, 2015 (the “Agreement”). The Agreement supersedes the prior employment agreement dated September 8, 2010, as amended, and continues the employment relationship between Mr. Hesterberg and the Company. The Agreement with Mr. Hesterberg is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Simultaneous with the execution of the Agreement, the Company entered into a Non-Compete Agreement with Mr. Hesterberg (the “Non-Compete Agreement”). For a period of two years after his termination of employment with the Company, Mr. Hesterberg has agreed not to compete with the Company and not to induce any employee of the Company to leave his or her employment with the Company or hire any employee of the Company. The Non-Compete Agreement with Mr. Hesterberg is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

The following is a summary of the terms and conditions contained in the Agreement; provided that the following summary is qualified in its entirety by the terms and provisions of the Agreement. All capitalized terms used in the summary below that are not defined below have the meanings ascribed to them in the Agreement.

In accordance with the Agreement, the Company has agreed, subject to the terms and conditions of the Agreement, to employ Mr. Hesterberg through May 18, 2018 (the “Term”). Mr. Hesterberg’s current annual base salary under the Agreement is $1,100,000.00, subject to adjustment by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) from time to time in its discretion. Mr. Hesterberg’s base salary shall not be reduced other than pursuant to a reduction that is applied to substantially all other executive officers of the Company and that is no greater than the percentage applied to substantially all other executive officers.

Mr. Hesterberg’s annual incentive compensation will be determined by the Compensation Committee in its sole discretion in accordance with the terms of the Company’s annual incentive compensation program.

Mr. Hesterberg is eligible to receive grants of options, restricted stock or restricted stock units (collectively “Restricted Stock”) in accordance with the terms and conditions of the Company’s 2014 Long Term Incentive Plan or any successor plans, in such amounts as determined in the sole discretion of the Compensation Committee. All unvested restricted stock grants that have not previously vested on or before Mr. Hesterberg’s date of termination will vest, upon Mr. Hesterberg’s completion of the term of this Agreement and satisfaction of all post-employment obligations set forth in Section 1 of the Non-Compete Agreement. The rights and liabilities of the Company and Mr. Hesterberg regarding entitlement to, and vesting of any long-term incentive compensation granted pursuant to the Agreement shall be conditioned and dependent upon Mr. Hesterberg’s consent and agreement to the promises set forth in the Non-Compete Agreement and Section 5 of the Agreement. In the event that any provision set forth in the Non-Compete Agreement is violated, the Company shall have the right, among other remedies, to demand forfeiture of any cash and equity awarded during the twelve (12) months prior to such violation or declaration.

Mr. Hesterberg is also entitled to participate, on the same basis generally as the Company’s other executive level employees, in all general and executive level employee benefit plans and programs that are made available to all or substantially all of our employees. In addition, Mr. Hesterberg will be furnished two “demonstrator vehicles” of his choice. Additional perquisites must be approved by the Board.

The Agreement will automatically renew for additional one-year terms (the “Subsequent Term”) until either Mr. Hesterberg or the Company issues a written notice of non-renewal, no less than one year prior to the conclusion of the Term or Subsequent Term. Upon termination of such employment by either party for any reason whatsoever, Mr. Hesterberg will be entitled to receive his pro rata salary through the date of such termination, and all unvested grants will vest upon successful satisfaction of post-employment obligations. In addition, Mr. Hesterberg shall also be entitled to a pro-rated bonus (based on termination date), calculated in accordance with the Company’s annual incentive compensation program and paid in a single lump sum payment at the later of (1) the first day of the seventh month following Separation from Service (as defined in the Agreement), or (2) March 15 of the year following the year in which Separation from Service occurred, after the release of earnings for the year in which Separation from Service occurred. Mr. Hesterberg shall not be entitled to any other compensation as a result of voluntary or involuntary termination except the Company shall have the option of paying Mr. Hesterberg for part or all of the one-year notice period in lieu of providing part or all of the notice, as further described in the Agreement.

In the event of an “involuntary termination” of Mr. Hesterberg’s employment, Mr. Hesterberg will be entitled to accrued but unpaid vacation (pursuant to the applicable vacation policy) and will continue to receive a payment in an amount equal to his base salary, divided by twelve (12) and multiplied by the greater of (i) twelve (12) months or (ii) the number of months remaining in the term, payable in a single lump sum payment on the first day of the seventh month following his Separation from Service. Mr. Hesterberg shall also be entitled to a pro-rated bonus (based on termination date), calculated in accordance with the Company’s annual incentive compensation program and paid in a single lump sum payment at the later of (1) the first day of the seventh month following his Separation from Service, or (2) March 15 of the year following the release of earnings for the year in which Separation from Service occurred. Upon an involuntary termination, all restricted stock and stock options granted under the Agreement will become 100% vested (and the exercise of those stock options will continue to be permitted as if his employment had continued for the full term of the Agreement). Mr. Hesterberg would also be eligible for the use of the “demonstrator vehicles” for six months from date of termination.
An “involuntary termination” includes:

• termination of Mr. Hesterberg by the Company without cause (as defined in the Agreement);

• a material breach of Mr. Hesterberg’s employment agreement by the Company;

• the relocation of Mr. Hesterberg by more than 50 miles unless he agrees to such relocation;

• a material diminution in his position, duties or authority; or

• a reduction in his base salary within six months after the dissolution, merger, sale of substantially all of the assets or certain other Corporate Changes (as defined in the Agreement) of the Company.

In the event of a Corporate Change (as defined in the Agreement), Mr. Hesterberg will be entitled to receive a payment equal to his base salary then in effect, divided by twelve (12) and multiplied by thirty (30) months.

Upon termination of the employment relationship as a result of death or disability, Mr. Hesterberg’s restricted stock and stock options shall become 100% vested. In the event of Mr. Hesterberg’s death, his surviving spouse will be eligible for the use of one demonstrator vehicle for 12 months, and his heirs, administrators or legatees shall be entitled to a pro-rated bonus (based on date of death), calculated in accordance with the annual incentive compensation program and paid on or before March 15 of the year following the year in which such termination occurred. In the event Mr. Hesterberg becomes incapacitated, he will be eligible for the use of one “demonstrator vehicle” for six months from the date of disability, and he shall be entitled to a pro-rated bonus (based on date of disability), calculated in accordance with the annual incentive compensation program and paid on or before March 15 of the year following the year in which such termination occurred. Under the Agreement, if any payment made by the Company to or for the benefit of Mr. Hesterberg for equity granted prior to the date of the Agreement, becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, the Company shall reimburse Mr. Hesterberg for reasonable costs he incurs disputing such determination, up to the amount of $100,000.00; provided, however, the Company shall not be required to pay any excise tax on behalf of Mr. Hesterberg.

In the event of termination of employment of Mr. Hesterberg (i) by the Company (other than for “cause”), (ii) by Mr. Hesterberg as a result of a Constructive Termination Event or a Corporate Change, or (iii) by the Company during any Subsequent Term, the Company will provide to Mr. Hesterberg, and his spouse (if he is married on the date of such termination), continued coverage under the Company’s group medical benefits program for active employees, until the earliest to occur of the following events: (i) Mr. Hesterberg or his spouse receives substantially comparable coverage and benefits under the plans and programs of a subsequent employer, (ii) the later of the death of Mr. Hesterberg, or, if applicable, his spouse, or (iii) the expiration of the 36 month period beginning on July 1, 2015.

We are not obligated to pay any amounts to Mr. Hesterberg other than his pro rata base salary, accrued but unpaid vacation (pursuant to the applicable vacation policy) and reimbursement of expenses actually incurred through the date of termination upon:

• voluntary termination of employment by Mr. Hesterberg; or

• termination of employment by us for cause (as defined in the Agreement).

The above description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

At the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) of the Company held on May 19, 2015, the stockholders approved an amendment to the Company’s Restated Certificate of Incorporation, as described in the Company’s Proxy Statement dated April 13, 2015, relating to the 2015 Annual Meeting. The amendment (the “Amendment”) provides for the elimination of separate classes of Directors of the Company’s Board to allow stockholders to vote on the election of the entire Board each year, rather than on a staggered basis.

Effective May 19, 2015, the Company filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation to reflect the Amendment which became effective upon filing.

The foregoing summary is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 attached hereto and incorporated herein by reference.

Second Amended and Restated Bylaws

Effective May 19, 2015, the Company’s Amended and Restated Bylaws were amended to conform to the Amendment described above (the “Second Amended and Restated Bylaws”). The primary changes to the Second Amended and Restated Bylaws were to amend: (i) Article II, Section 7.3, pertaining to nominations of directors by stockholders in the event of an increase in the size of the Board without public announcement, (ii) Article III, Section 1, to conform to the Amendment regarding the elimination of separate classes of Directors of the Board to permit stockholders to vote on the election of the entire Board each year, rather than on a staggered basis, and (iii) Article III, Section 4, to reduce the number of votes required to remove a director from office from the affirmative vote of the holders of at least 80% to a majority of the voting power outstanding. The Board also approved the addition of a new Section VII, which provides, subject to certain exceptions, that the State of Delaware will be the exclusive forum for certain legal actions. The foregoing summary is qualified in its entirety by reference to the complete text of the Second Amended and Restated Bylaws of the Company, a copy of which is filed as Exhibit 3.2 attached hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of the Company, was held on May 19, 2015. At the Annual Meeting, the stockholders voted on the following five proposals and cast their votes as set forth below.

Proposal 1

The two director nominees named in the Company’s proxy statement were elected as Class I directors to serve until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

Nominee	For	Withheld

Doyle L. Arnold	21,909,103	396,439
Earl J. Hesterberg	21,915,192	390,350

Proposal 2

The proposal to approve an Amendment to the Restated Certificate of Incorporation to declassify the Board of Directors was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes

22,294,770	3,237	7,535	1,181,329

Proposal 3

The approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes

21,842,299	456,960	6,283	1,181,329

Proposal 4

Approval of the Group 1 Automotive, Inc. Employee Stock Purchase Plan (as Amended and Restated) was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes

22,300,539	4,118	885	1,181,329

Proposal 5

The proposal to ratify the selection of Ernst & Young, LLP as the Company’s independent registered public accounting firm for 2015 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes

23,425,730	58,422	2,719	0

Item 8.01 Other Events.

On May 18, 2015, the Company announced that its Board of Directors approved a first quarter cash dividend of $0.20 per share payable on June 15, 2015, to stockholders of record on June 1, 2015. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

3.1 Amended and Restated Certificate of Incorporation of Group 1 Automotive, Inc.
3.2 Second Amended and Restated Bylaws of Group 1 Automotive, Inc.
10.1 Employment Agreement dated effective May 19, 2015 between Group 1 Automotive, Inc. and Earl J. Hesterberg
10.2 Non-Compete Agreement dated effective May 19, 2015 between Group 1 Automotive, Inc. and Earl J. Hesterberg
99.1 Press Release of Group 1 Automotive, Inc. dated as of May 18, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

May 22, 2015	By:	/s/ Darryl M. Burman

Name: Darryl M. Burman
Title: Vice President

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Group 1 Automotive, Inc.
3.2	Second Amended and Restated Bylaws of Group 1 Automotive, Inc.
10.1	Employment Agreement dated effective May 19, 2015 between Group 1 Automotive, Inc. and Earl J. Hesterberg
10.2	Non-Compete Agreement dated effective May 19, 2015 between Group 1 Automotive, Inc. and Earl J. Hesterberg
99.1	Press Release of Group 1 Automotive, Inc. dated as of May 18, 2015